Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS FIRST QUARTER 2024 RESULTS; CONTINUES ORGANIZATIONAL TRANSFORMATION

WITH KEY EXECUTIVE APPOINTMENTS TO DRIVE ORGANIC GROWTH

Delivered first quarter net sales of $158.6 million

Paid down $15 million of debt and improved free cash flow generation by $15m, year-over year

Reiterates full year 2024 outlook and provides Q2 outlook

BOWLING GREEN, Ky. – May 8, 2024 – Holley Performance Brands (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its first quarter ended March 31, 2024.

First Quarter Highlights vs. Prior Year Period

●	Net Sales decreased 7.9% to $158.6 million compared to $172.2 million last year
●	Net Income was $3.7 million, or $0.03 per diluted share, compared to $4.2 million, or $0.04 per diluted share, last year
●	Adjusted Net Income[1] was $0.1 million compared to $6.1 million last year
●	Adjusted EBITDA[1] was $30.7 million compared to $33.9 million last year
●	Net Cash Provided by Operating Activities was $18.8 million compared to $3.6 million last year
●	Free Cash Flow[1] was $17.7 million compared to $3.0 million last year

1See “Use and Reconciliation of Non-GAAP Financial Measures” below.

"The organizational transformation at Holley is well underway. In the first few months of 2024, we made a number of key hires onboarding new talent focused on Holley’s sales, marketing, and product strategy that will, ultimately, drive the organic growth engine in the future,” said Matthew Stevenson, President, and Chief Executive Officer of Holley.  The strategic groundwork we are establishing is poised to cultivate long-term sustainable growth, supported by a team of dedicated professionals who possess a deep passion and unparalleled expertise in sales, product innovation, and marketing. This team is set to elevate Holley to unprecedented heights. Furthermore, in the first quarter, we initiated a strategic rebranding to Holley Performance Brands, a move designed to broaden Holley's impact and fortify our footprint within the high-performance automotive industry.

Key Operating Metrics and Strategic Highlights

●	Improving inventory turns with 1-time transformative rationalization of ~12,000 in non-performing finished good SKUs
●	$3.7 million of savings from freight-related cost reduction initiatives
●	Completed additional $15 million in early debt paydown against the Company’s first lien term loan facility in Q1
●	Holley’s bank-adjusted EBITDA leverage ratio at quarter end of 4.16x was well below the amended covenant ceiling of 5.75x for 1Q of 2024 and below the original covenant level of 5.0x
●	Announced shift to Holley Performance Brands to accelerate growth

Stevenson continued, "The outlook for Holley is extremely bright, yet the immediate macroeconomic environment faces challenges due to softening consumer demand and continued inflation. Our focus is on steering the elements within our control, preparing the organization for growth, and the eventual resurgence of consumer health. We've made considerable strides in several key areas, including expanding our distributor relationships, enhancing cost efficiency, and actively managing supply chain dynamics.”

Holley's CFO, Jesse Weaver, added, "We continue to make headway on our financial priorities. Of note, our focus on SKU management was evident in the first quarter demonstrated by the rationalization of underperforming SKUs. Additionally, we executed upon our disciplined inventory and past dues strategy with inventory turns growing and further reduction in past due orders, respectively. We also paid down an additional $15 million of debt in March which enhances our financial flexibility as we remain focused on delivering strong cash flow and using proceeds to reduce leverage. While we still view consumer demand to be muted in the near-term, the overall strength in the automotive performance enthusiast aftermarket coupled with our internal efforts position Holley well for growth and increased profitability in the second half of the year.”

Outlook

Holley is providing the following outlook for the second quarter and full-year 2024:

Metric	Second Quarter 2024 Outlook	Full Year 2024 Outlook
Net Sales	$165 - $175 million	$640 - $680 million
Adjusted EBITDA*	$34 - $40 million	$125 - $145 million
Capital Expenditures		$8 - $12 million
Depreciation and Amortization Expense		$24 - $26 million
Interest Expense		$50 - $55 million
Bank-adjusted EBITDA Leverage Ratio*		4.0x - 3.5x

*     Holley is not providing reconciliations of forward-looking second quarter 2024 and full year 2024 Adjusted EBITDA outlook and full year 2024 Bank-adjusted EBITDA Leverage Ratio outlook because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide these forward-looking reconciliations without unreasonable effort. Accordingly, Holley is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

Holley notes that its outlook for the second quarter and fully-year 2024 may vary due to changes in assumptions or market conditions and other factors described below under “Forward-Looking Statements.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13745847.

For those unable to participate, a telephone replay recording will be available until Wednesday, May 15, 2024. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13745847. A web-based archive of the conference call will also be available on the Company’s website.

Additional Financial Information

The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.

About Holley Inc.

Holley Performance Brands (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers a leading portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, along with statements regarding the impact of organizational changes, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition; to maintain relationships with customers and suppliers; and to retain its management and key employees; 2) Holley’s ability to compete effectively in our market; 3) Holley’s ability to successfully design, develop, and market new products; 4) Holley’s ability to respond to changes in vehicle ownership and type; 5) Holley’s ability to maintain and strengthen demand for our products; 6) Holley’s ability to effectively manage our growth; 7) Holley’s ability to attract new customers in a cost-effective manner; 8) Holley’s ability to expand into additional consumer markets; 9) costs related to Holley being a public company; 10) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 11) changes in applicable laws or regulations; 12) the outcome of any legal proceedings that have been or may be instituted against Holley; 13) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); 14) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 15) Holley’s estimates and expectations of its financial performance and future growth prospects; 16) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 17) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2024, and/or disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Anthony Rozmus / Neel Sikka

Solebury Strategic Communications

203-428-3324

holley@soleburystrat.com

Media Relations Contacts:
Paul Oakley, poakley@tinymightyco.com / Rachel Withers, rwithers@tinymightyco.com

Tiny Mighty Communications

615-454-2913

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	March 31,	April 2,	Variance	Variance
	2024	2023	($)	(%)
Net Sales	$158,636	$172,205	$(13,569)	-7.9%
Cost of Goods Sold	106,577	104,492	2,085	2.0%
Gross Profit	52,059	67,713	(15,654)	-23.1%
Selling, General, and Administrative	32,996	30,017	2,979	9.9%
Research and Development Costs	4,812	6,653	(1,841)	-27.7%
Amortization of Intangible Assets	3,436	3,679	(243)	-6.6%
Restructuring Costs	615	1,339	(724)	-54.1%
Other Operating Expense (Income)	(8)	51	(59)	nm
Operating Expense	41,851	41,739	112	0.3%
Operating Income	10,208	25,974	(15,766)	-60.7%
Change in Fair Value of Warrant Liability	(3,127)	1,435	(4,562)	nm
Change in Fair Value of Earn-Out Liability	(649)	428	(1,077)	nm
Loss on Early Extinguishment of Debt	141	—	141	nm
Interest Expense, Net	11,004	18,298	(7,294)	-39.9%
Non-Operating Expense	7,369	20,161	(12,792)	-63.4%
Income Before Income Taxes	2,839	5,813	(2,974)	-51.2%
Income Tax Expense (Benefit)	(891)	1,566	(2,457)	nm
Net Income	$3,730	$4,247	$(517)	-12.2%
Comprehensive Income:
Foreign Currency Translation Adjustment	(186)	(199)	13	-6.5%
Total Comprehensive Income	$3,544	$4,048	$(504)	-12.5%
Common Share Data:
Basic Net Income per Share	$0.03	$0.04	$(0.01)	-25.0%
Diluted Net Income per Share	$0.03	$0.04	$(0.01)	-25.0%
Weighted Average Common Shares Outstanding - Basic	117,872	117,154	718	0.6%
Weighted Average Common Shares Outstanding - Diluted	119,505	117,245	2,260	1.9%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	March 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$41,127	$41,081
Accounts receivable	48,721	48,360
Inventory	184,016	192,260
Prepaids and other current assets	15,944	15,665
Total Current Assets	289,808	297,366
Property, Plant and Equipment, Net	46,376	47,206
Goodwill	419,056	419,056
Other Intangibles, Net	406,896	410,465
Other Noncurrent Assets	29,598	29,250
Total Assets	$1,191,734	$1,203,343

Liabilities and Stockholders’ Equity
Accounts payable	$50,258	$43,692
Accrued interest	442	455
Accrued liabilities	43,580	42,129
Current portion of long-term debt	7,444	7,461
Total Current Liabilities	101,724	93,737
Long-Term Debt, Net of Current Portion	560,112	576,710
Deferred Taxes	51,631	53,542
Other Noncurrent Liabilities	33,352	38,203
Total Liabilities	746,819	762,192

Common Stock	12	12
Additional Paid-In Capital	374,089	373,869
Accumulated Other Comprehensive Loss	(896)	(710)
Retained Earnings	71,710	67,980
Total Stockholders’ Equity	444,915	441,151
Total Liabilities and Stockholders’ Equity	$1,191,734	$1,203,343

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	March 31,	April 2,
	2024	2023
Operating Activities
Net Income	$3,730	$4,247
Adjustments to Reconcile to Net Cash	10,971	13,874
Changes in Operating Assets and Liabilities	4,142	(14,482)
Net Cash Provided by Operating Activities	18,843	3,639

Investing Activities
Capital Expenditures, Net of Dispositions	(1,091)	(683)
Net Cash Provided by (Used in) Investing Activities	(1,091)	(683)

Financing Activities
Net Change in Debt	(16,748)	(7,284)
Deferred financing fees	—	(1,117)
Payments from Stock-Based Award Activities	(921)	(34)
Net Cash Provided by (Used in) Financing Activities	(17,669)	(8,435)

Effect of Foreign Currency Rate Fluctuations on Cash	(37)	145

Net Change in Cash and Cash Equivalents	46	(5,334)

Cash and Cash Equivalents
Beginning of Period	41,081	26,150
End of Period	$41,127	$20,816

We present certain information with respect to EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow as supplemental measures of our operating performance and believe that such non-GAAP financial measures are useful to investors in evaluating our financial performance and in comparing our financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. We believe that the presentation of these non-GAAP financial measures enhances the usefulness of our financial information by presenting measures that management uses internally to establish forecasts, budgets, and operational goals to manage and monitor our business. We believe that these non-GAAP financial measures help to depict a more realistic representation of the performance of our underlying business, enabling us to evaluate and plan more effectively for the future.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing our financial performance. These metrics should not be considered as alternatives to net income, gross profit, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.

We define EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, restructuring costs, which includes operational restructuring and integration activities, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; inventory charges primarily due to product rationalization initiatives that are part of a portfolio transformation aimed at eliminating unprofitable or slow-moving SKUs; gain or loss on the early extinguishment of debt; notable items that we do not believe are reflective of our underlying operating performance, including litigation settlements and certain costs incurred for advisory services related to identifying performance initiatives; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	March 31,	April 2,
	2024	2023
Net Income	$3,730	$4,247
Adjustments:
Interest Expense, Net	11,004	18,298
Income Tax Expense (Benefit)	(891)	1,566
Depreciation	2,464	2,485
Amortization	3,436	3,679
EBITDA	19,743	30,275
Restructuring Costs	615	1,339
Change in Fair Value of Warrant Liability	(3,127)	1,435
Change in Fair Value of Earn-Out Liability	(649)	428
Equity-Based Compensation Expense	1,141	394
Inventory Charges	9,713	—
Loss on Early Extinguishment of Debt	141	—
Notable Items	3,100	24
Other Expense (Income)	(8)	51
Adjusted EBITDA	$30,669	$33,946
Net Sales	$158,636	$172,205
Net Income Margin	2.4%	2.5%
Adjusted EBITDA Margin	19.3%	19.7%

We define the Bank-adjusted EBITDA Leverage Ratio as Net Debt divided by our Bank-adjusted EBITDA for the trailing twelve-month ("TTM") period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

TTM March 31, 2024
Net Income	$18,663
Adjustments:
Interest Expense, Net	53,452
Income Tax Expense (Benefit)	5,942
Depreciation	10,287
Amortization	14,314
EBITDA	102,658
Restructuring Costs	1,917
Change in Fair Value of Warrant Liability	(451)
Change in Fair Value of Earn-Out Liability	1,226
Equity-Based Compensation Expense	8,038
Inventory Charges	8,913
Gain on Early Extinguishment of Debt	(560)
Notable Items	4,361
Other Expense	706
Adjusted EBITDA	126,808
Additional Permitted Charges	1,896
Adjusted EBITDA per Credit Agreement	$128,704
Total Debt	$577,175
Less: Permitted Cash and Cash Equivalents	41,127
Net Indebtedness per Credit Agreement	$536,048
Bank-adjusted EBITDA Leverage Ratio	4.16 x

We define adjusted gross profit as gross profit excluding inventory charges primarily due to product rationalization initiatives that are part of a portfolio transformation aimed at eliminating unprofitable or slow-moving SKUs. We define Adjusted Gross Margin as Adjusted Gross Profit divided by net sales.

	For the thirteen weeks ended
	March 31,	April 2,
	2024	2023
Gross Profit	$52,059	$67,713
Adjust for: Inventory Charges	9,713	—
Adjusted Gross Profit	$61,772	$67,713
Net Sales	$158,636	$172,205
Gross Margin	32.8%	39.3%
Adjusted Gross Margin	38.9%	39.3%

We define Adjusted Net Income as earnings excluding the after-tax effect of changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability, and gain or loss on the early extinguishment of debt. We define Adjusted Diluted EPS as Adjusted Net Income on a per share basis. Management uses these measures to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. We believe that using this information, along with net income and net income per diluted share, provides for a more complete analysis of the results of operations.

	For the thirteen weeks ended
	March 31,	April 2,
	2024	2023
Net Income	$3,730	$4,247
Special items:
Adjust for: Change in Fair Value of Warrant Liability	(3,127)	1,435
Adjust for: Change in Fair Value of Earn-Out Liability	(649)	428
Adjust for: Loss on Early Extinguishment of Debt	111	—
Adjusted Net Income	$65	$6,110

	For the thirteen weeks ended
	March 31,	April 2,
	2024	2023
Net Income per Diluted Share	$0.03	$0.04
Special items:
Adjust for: Change in Fair Value of Warrant Liability	(0.03)	0.01
Adjust for: Change in Fair Value of Earn-Out Liability	—	—
Adjust for: Loss on Early Extinguishment of Debt	—	—
Adjusted Diluted EPS	$—	$0.05

We define Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand our performance and results of cash generation after making capital investments required to support ongoing business operations.

	For the thirteen weeks ended
	March 31,	April 2,
	2024	2023
Net Cash Provided by Operating Activities	$18,843	$3,639
Capital Expenditures, Net of Dispositions	(1,091)	(683)
Free Cash Flow	$17,752	$2,956

The outlook for second quarter and full year 2024 Adjusted EBITDA and the outlook for full year 2024 Bank-adjusted EBITDA Leverage Ratio are provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of the outlook for 2024 Adjusted EBITDA and Bank-adjusted EBITDA Leverage Ratio without unreasonable effort.

	Second Quarter 2024 Outlook		Full Year 2024 Outlook
	Low Range	High Range	Low Range	High Range
Net Sales	$165,000	$175,000	$640,000	$680,000
Adjusted EBITDA	34,000	40,000	125,000	145,000
Depreciation and Amortization			24,000	26,000
Interest Expense			50,000	55,000
Capital Expenditures			8,000	12,000
Bank-adjusted EBITDA Leverage Ratio			4.0x	3.5x